First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets

	September 30, 2013	December 31, 2012	September 30, 2012
(in thousands)	(unaudited)		(unaudited)
ASSETS
Cash and Due from Banks	$10,357	$12,806	$10,204
Interest Bearing Deposits in Banks	59,943	159,665	201,631
Cash and Cash Equivalents	70,300	172,471	211,835
Securities Available-for-Sale	207,009	254,057	257,263
Securities Held-to-Maturity, at amortized cost (fair value - $130,170)	129,164	—	—
Loans Held for Sale	1,661	25,920	3,857
Loans	534,627	541,130	573,365
Less: Allowance for Loan and Lease Losses	10,700	13,800	17,490
Net Loans	523,927	527,330	555,875
Premises and Equipment, net	28,810	29,304	29,540
Bank Owned Life Insurance	28,155	27,576	27,364
Intangible Assets, net	388	600	677
Other Real Estate Owned	8,662	13,441	15,803
Other Assets	13,779	12,856	15,256
TOTAL ASSETS	$1,011,855	$1,063,555	$1,117,470

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits
Noninterest Bearing Demand	$147,865	$141,400	$158,967
Interest Bearing Demand	92,108	86,575	68,387
Savings and Money Market Accounts	215,293	184,597	186,182
Certificates of Deposit less than $100 thousand	195,129	228,144	232,558
Certificates of Deposit of $100 thousand or more	170,466	201,873	204,789
Brokered Deposits	88,987	165,477	193,248
Total Deposits	909,848	1,008,066	1,044,131
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	12,657	12,481	14,691
Security Deposits	14	58	88
Other Borrowings	—	—	—
Other Liabilities	5,948	13,840	13,838
Total Liabilities	928,467	1,034,445	1,072,748
SHAREHOLDERS’ EQUITY
Preferred Stock – no par value – 10,000,000 shares authorized; no shares issued as of September 30, 2013; 33,000 issued as of December 31, 2012 and September 30, 2012; Liquidation value of $0 at September 30, 2013, $38,156 as of December 31, 2012 and $37,744 as of September 30, 2012	—	32,549	32,439
Common Stock – $.01 par value – 150,000,000 shares authorized; 66,602,601 shares issued as of September 30, 2013, 1,772,342 issued as of December 31, 2012, and 1,772,342 issued as of September 30, 2012	764	115	115
Paid-In Surplus	196,059	106,531	107,146
Common Stock Warrants	—	2,006	2,006
Unallocated ESOP Shares	—	—	(759)
Accumulated Deficit	(103,395)	(115,391)	(99,291)
Accumulated Other Comprehensive (Loss) Income	(10,040)	3,300	3,066
Total Shareholders’ Equity	83,388	29,110	44,722
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,011,855	$1,063,555	$1,117,470

First Security Group, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2013	2012	2013	2012
INTEREST INCOME
Loans, including fees	$6,461	$7,722	$19,537	$24,289
Investment Securities – taxable	1,321	904	3,143	2,788
Investment Securities – non-taxable	312	227	749	780
Other	77	121	338	387
Total Interest Income	8,171	8,974	23,767	28,244
INTEREST EXPENSE
Interest Bearing Demand Deposits	62	52	213	128
Savings Deposits and Money Market Accounts	188	247	628	831
Certificates of Deposit of less than $100 thousand	466	657	1,551	2,063
Certificates of Deposit of $100 thousand or more	475	631	1,558	1,948
Brokered Deposits	795	1,420	2,873	4,538
Other	20	118	51	347
Total Interest Expense	2,006	3,125	6,874	9,855
NET INTEREST INCOME	6,165	5,849	16,893	18,389
(Credit) Provision for Loan and Lease Losses	(1,632)	4,543	(1,780)	10,492
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	7,797	1,306	18,673	7,897
NONINTEREST INCOME
Service Charges on Deposit Accounts	798	725	2,298	2,160
Mortgage Banking Income	420	249	927	718
Gain on Sales of Securities Available-for-Sale	—	143	154	144
Other	1,296	1,577	3,876	3,967
Total Noninterest Income	2,514	2,694	7,255	6,989
NONINTEREST EXPENSES
Salaries and Employee Benefits	5,807	5,275	17,081	14,911
Expense on Premises and Fixed Assets, net of rental income	1,546	1,450	4,302	4,332
Other	4,066	6,056	16,989	18,037
Total Noninterest Expenses	11,419	12,781	38,372	37,280
LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	(1,108)	(8,781)	(12,444)	(22,394)
Income Tax Provision (Benefit)	322	108	358	(402)
NET LOSS	(1,430)	(8,889)	(12,802)	(21,992)
Preferred Stock Dividends	—	(413)	(929)	(1,238)
Accretion on Preferred Stock Discount	—	(108)	(452)	(318)
Effect of Exchange of Preferred Stock to Common Stock	—	—	26,179	—
NET (LOSS ALLOCATED) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(1,430)	$(9,410)	$11,996	$(23,548)
NET INCOME (LOSS) PER SHARE:
Net Income (Loss) Per Share – Basic	$(0.02)	$(5.79)	$0.30	$(14.54)
Net Income (Loss) Per Share – Diluted	$(0.02)	$(5.79)	$0.30	$(14.54)
Dividends Declared Per Common Share	$—	$—	$—	$—